EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury Systems, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑53291, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-183240, 333-184756, 333-192161, 333-199917, 333-209383, 333-209384, 333-212672 and 333-217735) on Form S-8 and the registration statements (Nos. 333-198180 and 333-220205) on Form S-3 of Mercury Systems, Inc. and subsidiaries (the Company) of our report dated August 16, 2018, with respect to the consolidated balance sheets of the Company as of June 30, 2018 and 2017, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows, for each of the years in the three-year period ended June 30, 2018, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of June 30, 2018, which report appears in the June 30, 2018 annual report on Form 10-K of the Company.

Our report dated August 16, 2018 on the effectiveness of internal control over financial reporting as of June 30, 2018, contains an explanatory paragraph that states that the Company acquired Themis Computer (Themis) during fiscal year 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018, Themis’ internal control over financial reporting associated with 20 percent of total consolidated assets (of which 17 percent represented goodwill and intangible assets included within the scope of the assessment) and 6 percent of total consolidated revenues included in the consolidated financial statements of the Company as of and for the year ended June 30, 2018. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Themis.

/s/ KPMG LLP
Boston, Massachusetts
August 16, 2018